Exhibit 23.1




       Consent of Independent Certified Public Accountants


We have issued our report dated January 21, 1998 accompanying the consolidated financial statements of Patriot Bank Corp. and Subsidiaries appearing in the 1997 Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
August 19, 1998